UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

485 Madison Avenue New York, NY 10022
________________________
(Address of principal executive offices)

(203) 358-8000

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeffrey C. Smedsrud as President

(c)

Mr. Jeffrey S. Smedsrud, age 53, has been appointed President of American Independence Corp. (the “Company”), effective March 6, 2012.  In his new position, Mr. Smedsrud will assume the responsibility for leading the marketing and business development group and the direct-to-consumer unit; developing the pet insurance business; and overseeing Healthinsurance.org and Independent Producers of America, LLC (“IPA”), each subsidiaries of the Company.  Mr. Smedsrud also currently holds the following positions: since June 2007, the Chief Marketing and Strategy Officer and Senior Vice President of the Company; since April 2008, the Chief Executive Officer of IPA; and since March 2006, the Chief Marketing and Strategy Officer and Senior Vice President of Independence Holding Company (“IHC”), a holder of a majority of the Company’s common stock.  For more than five years prior to the foregoing, Mrs. Smedsrud served as the President and founder of CA Marketing and Management Services, LLC, which is the corporate predecessor to IHC Health Solutions, Inc. (a wholly owned subsidiary of IHC), and the managing partner of CORE Marketing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

Dated: March 12, 2012	By:	/s/ Adam C. Vandervoort
Name: Adam C. Vandervoort
Title: Vice President, General Counsel and Secretary